Exhibit 99.2

Report of Independent Auditors

To the Board of Directors and Stockholder of

Systems & Services Technologies, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholder’s equity and cash flows present fairly, in all material respects, the financial position of Systems & Services Technologies, Inc. (the “Company”) at December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

June 18, 2007

Systems & Services Technologies, Inc.

Consolidated Balance Sheets

December 31, 2006 and 2005

	2006	2005
Assets
Current assets
Cash and cash equivalents	$6,803,876	$6,343,297
Accounts receivable	16,059,468	15,917,219
Income taxes receivable	872,521
Other current assets	435,870	480,869

Total current assets	24,171,735	22,741,385

Property and equipment, at cost
Land, buildings and improvements	6,758,656	6,601,629
Furniture, equipment and software	33,726,022	33,093,918
Less: Accumulated depreciation and amortization	21,644,125	15,192,629

Net property and equipment	18,840,553	24,502,918
Other assets
Goodwill	—	58,544,707
Servicing intangible, net	169,134	2,879,243
Industrial revenue bonds	4,965,627	5,463,464
Other assets	387,218	422,506

Total other assets	5,521,979	67,309,920

Total assets	$48,534,267	$114,554,223

Liabilities and stockholder’s equity
Current liabilities
Accounts payable	$109,886	$1,176,283
Due to parent	152,949	914,642
Accrued expenses and other liabilities	4,139,004	3,700,826
Income taxes payable	—	761,518
Notes payable	100,000	100,000
Current portion of capital lease obligations	505,606	884,842
Current portion of bonds payable	52,800	50,200

Total current liabilities	5,060,245	7,588,311

Due to parent	6,184,748	5,056,887
Bonds payable, less current portion	884,100	936,900
Capital lease obligations, less current portion	3,581,091	4,051,826
Deferred income tax liabilities	711,632	3,373,456
Stockholder’s equity
Common stock, $.01 par value; 3,000 shares authorized; 100 shares issued and outstanding	1	1
Additional paid-in capital	106,741,118	93,920,325
Retained deficit	(74,628,668)	(373,483)

Total stockholder’s equity	32,112,451	93,546,843

Total liabilities and stockholder’s equity	$48,534,267	$114,554,223

The accompanying notes are an integral part of these consolidated financial statements.

Systems & Services Technologies, Inc.

Consolidated Statements of Operations

For the Years Ended December 31, 2006 and 2005

	2006	2005
Revenues
Servicing revenues	$47,279,073	$47,271,942
Interest	709,794	868,116
Expense reimbursement	8,790,026	16,604,975
Other income	4,342,425	4,559,415

Total revenues	61,121,318	69,304,448

Expenses
Salaries and benefits	32,022,198	31,074,378
General and administrative	15,245,584	31,219,436
Amortization of servicing intangible	1,926,964	2,804,889
Depreciation and amortization	6,444,815	5,708,913
Occupancy	584,656	1,679,958
Occupancy pass-through expenses	1,434,619	—
Sub servicing fees	8,134,251	5,763,379
Professional and consulting fees	1,531,040	1,994,679
Interest	262,723	318,792
Insurance	8,416	10,234
Goodwill impairment	69,897,950	—
Other	50,073	20,933

Total expenses	137,543,289	80,595,591

Loss before income taxes	(76,421,971)	(11,291,143)
Income tax benefit	(2,166,786)	(1,069,202)

Net loss	$(74,255,185)	$(10,221,941)

The accompanying notes are an integral part of these consolidated financial statements.

Systems & Services Technologies, Inc.

Consolidated Statements of Stockholder’s Equity

For the Years Ended December 31, 2006 and 2005

	Common Stock	Additional Paid-in Capital	Retained Earnings	Total
Balance, December 31, 2004	$1	$73,392,543	$9,848,458	$83,241,002
Net loss	—	—	(10,221,941)	(10,221,941)
Contingent purchase price adjustment (Note 2)	—	12,327,782	—	12,327,782
Capital contribution by parent company	—	8,200,000	—	8,200,000

Balance, December 31, 2005	1	93,920,325	(373,483)	93,546,843
Net loss	—	—	(74,255,185)	(74,255,185)
Contingent purchase price adjustment (Note 2)	—	11,353,243	—	11,353,243
Capital contribution by parent company	—	1,467,550	—	1,467,550

Balance, December 31, 2006	$1	$106,741,118	$(74,628,668)	$32,112,451

The accompanying notes are an integral part of these consolidated financial statements.

Systems & Services Technologies, Inc.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2006 and 2005

	2006	2005
Cash flows from operating activities
Net loss	$(74,255,185)	$(10,221,941)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	9,154,924	10,141,221
Impairment of goodwill (Note 4)	69,897,950	—
(Gain)/loss on sale of fixed assets	350	(4,867)
Deferred income tax benefit	(2,661,824)	(1,702,125)
Parent remittance on behalf of SST	1,467,550	8,200,000
Changes in assets and liabilities
Accounts receivable	(142,249)	(5,904,635)
Income taxes payable	(1,634,039)	(3,177,997)
Other assets	80,287	76,313
Accounts payable, accrued expenses and other liabilities	(262,050)	733,939

Net cash provided by (used in) operating activities	1,645,714	(1,860,092)

Cash flows from investing activities
Purchases of property and equipment	(782,800)	(3,172,974)
Proceed from sales of fixed assets	—	12,600
IRB maturities	497,836	496,536

Net cash used in investing activities	(284,964)	(2,663,838)

Cash flows from financing activities
Payments to parent	—	(872,839)
Principal payments on IRBs	(497,836)	(496,536)
Principal payments under capital lease obligations	(402,335)	(427,541)

Net cash used in financing activities	(900,171)	(1,796,916)

Net increase (decrease) in cash and cash equivalents	460,579	(6,320,846)
Cash and cash equivalents, beginning of year	6,343,297	12,664,143

Cash and cash equivalents, end of year	$6,803,876	$6,343,297

Supplemental disclosures of cash flow information
Cash paid during the year for interest	$262,723	$280,111

Cash paid (received), net, during the year for income taxes, allocated by the Bank (see Note 1)	$(2,116,226)	$3,810,921

Supplemental schedule of noncash activities
Contingent purchase price adjustment (See Note 2)	$11,353,243	$12,327,782

General and administrative expenses paid by the parent	$1,467,550	$8,200,000

The accompanying notes are an integral part of these consolidated financial statements

Systems & Services Technologies, Inc.

Notes to Consolidated Financial Statements

December 31, 2006 and 2005

1. Summary of Significant Accounting Policies

Background Basis of Presentation

Systems & Services Technologies, Inc. and subsidiaries (the “Company”) commenced operations on April 19, 1996. The Company was acquired by JP Morgan Chase Bank (the “Bank”) on January 10, 2002 (see Note 2), operates as a wholly-owned subsidiary of the Bank, and is engaged in the business of servicing retail automobile installment contracts and credit cards issued by various lenders.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates used in the preparation of the consolidated financial statements include the calculation of future cash flows used in evaluation of the fair value of intangible assets, internally developed software, and goodwill. Actual results could differ from those estimates.

Revenue Recognition

The Company enters into servicing contracts whereby the Company is obligated to provide certain custodial and transaction-based services on behalf of its clients. Revenue is recognized at the close of each month, as a result of cumulative services rendered. The Company’s revenue is comprised primarily of servicing fees, custodial fees, boarding fees, telemarketing fees, and late charge fees. The Company has four customers that provided 65% and 50% of revenues recognized for the years ended December 31, 2006 and 2005, respectively.

Other Income

Other income consists of fee assessments related to wire transfer and payment applications associated with servicing installment loan contracts. Fee income is recognized upon collection from assessments to third parties.

Reimbursable Expenses

As part of its servicing contracts, the Company must incur certain expenses on behalf of its clients. The expenses are subsequently reimbursed by the client and are classified as revenue on the income statement.

Income Taxes

The Company joins with the Bank and other members of the Bank affiliated group in filing a consolidated income tax return. The consolidated federal income tax is allocated to the Company as if the Company filed a separate consolidated federal income tax return, assuming the utilization of tax-planning strategies consistent with those utilized by the Bank, and the allocations are periodically settled with the Bank. The Company accounts for income taxes using the liability method whereby deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Systems & Services Technologies, Inc.

Notes to Consolidated Financial Statements—(Continued)

December 31, 2006 and 2005

Cash and Cash Equivalents

Short-term liquid investments with an initial maturity of three months or less are considered cash equivalents. At December 31, 2006 and 2005, cash equivalents of $2,695,546 and $5,837,500, respectively, were represented by investments in an open-ended money market fund.

Cash Held for Customers

The Company’s servicing of retail installment contracts involves the processing of cash collected on behalf of its clients. Cash collections are processed through the retail installment lockbox operations of unrelated financial institutions and deposited into accounts titled and maintained on behalf of the Company’s clients with those institutions. Cash collections are regularly wired to client designated accounts at other financial institutions in accordance with contract specifications. These funds are not reflected as assets nor liabilities in the accompanying consolidated balance sheets of the Company. At December 31, 2006 and 2005, cash on deposit for the benefit of clients totaled $19,462,705 and $16,272,163, respectively.

Goodwill

The Company has recorded goodwill in connection with the stock acquisition of the Company (Note 2). In accordance with the provisions of FASB 142, Accounting for Goodwill and Intangible Assets, the Company does not amortize goodwill. Goodwill is evaluated annually for impairment. No impairment was recorded by the Company during the year ended December 31, 2005. An impairment charge was recorded during the year ended December 31, 2006 of $69,897,950.

Property and Equipment

Property and equipment are stated at cost. Maintenance and repairs are expensed as incurred. Improvements are capitalized. Depreciation and amortization are recorded using the straight-line method over the estimated useful life of the related assets (or the lease term, if shorter), generally 5 years for furniture, fixtures and equipment, 3 years for internal-use software, and 15-30 years for buildings.

Identifiable Intangibles

The Company recorded an identifiable intangible asset related to loan servicing in connection with the acquisition of the Company (Note 2) and has stated the identifiable intangible asset at cost less accumulated amortization on the balance sheet. Amortization of the intangible asset is based on its estimated useful life of five years and is recognized on a straight-line basis. Purchased servicing rights are amortized over the life of the underlying loan portfolio in proportion to the estimated net servicing revenues for the portfolios and amortization is recorded as a reduction to revenues. Consistent with the provisions of FASB 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company evaluates the identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the asset might be impaired. No impairment was recognized during the years ended December 31, 2006 or 2005. Additionally, the Company purchases loan servicing rights and is amortizing the assets over the net income stream associated with the servicing rights, in accordance with FASB 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities.

Systems & Services Technologies, Inc.

Notes to Consolidated Financial Statements—(Continued)

December 31, 2006 and 2005

Pass-Through Expenses and Capital Contributions

As a subsidiary of the Bank, the Company receives certain administrative support from its parent. The Consolidated Financial Statements include net allocations from the Bank of $1,467,550 for fiscal year 2006 occupancy expenses. These allocations are principally the result of the Bank assuming responsibility for the Company’s real estate management function on January 1, 2006. The expense and cost allocations have been determined on bases that the Bank considers to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the period presented. As these allocated expenses will not be cash settled, the value of the allocations have been reflected as a capital contribution by the Bank.

During the year ended December 31, 2005, the Company reached a legal settlement in the amount of $8,200,000. The settlement was paid by the Bank on behalf of the Company, and the value of the settlement has been reflected as a capital contribution by the Bank.

2. Contingent Payments

The prior owners of the Company have a stock purchase agreement which contain provisions for contingent payments to be paid by the Bank as of each December 31, 2002, 2003, 2004 and 2005, based on cumulative revenues as defined in the purchase agreements. For the year ended December 31, 2004, a payment of $12,327,782 was made in 2005. For the year ended December 31, 2005, the payment of $11,353,243 was made in 2006.

3. Property, Plant and Equipment

Property, plant and equipment consisted of the following at December 31, 2006 and 2005:

	2006	2005
Land	$70,000	$70,000
Buildings	6,688,655	6,531,629
Furniture, fixtures, and equipment	17,326,496	16,830,609
Leasehold improvements	6,285,410	6,149,194
Internal use software	10,114,117	10,114,115

	40,484,678	39,695,547
Less accumulated depreciation and amortization	21,644,125	15,192,629

Total	$18,840,553	$24,502,918

Depreciation and amortization expense was $6,444,815 and $5,708,913 in 2006 and 2005, respectively. Included in these amounts is amortization expense on internally developed software of $2,885,284 and $2,191,567, respectively.

Systems & Services Technologies, Inc.

Notes to Consolidated Financial Statements—(Continued)

December 31, 2006 and 2005

4. Intangible Assets

Intangible assets consisted of the following at December 31, 2006 and 2005:

	2006	2005
Servicing intangible	$14,180,000	$14,180,000
Purchased servicing rights	8,250,000	8,250,000

	22,430,000	22,430,000
Less: Accumulated amortization	22,260,866	19,550,757

Total	$169,134	$2,879,243

Amortization expense was $2,710,109 and $4,432,308 in 2006 and 2005, respectively. Amortization expense is expected to be $169,000 in the year ended December 31, 2007 and $0 over the remaining four years.

As of December 31, 2005, the Company had recorded goodwill of $58,544,707. The amount of goodwill has increased annually based on contingent payments by the Bank, as detailed in Note 2. During December 2006, the Company performed a valuation of goodwill using the discounted cash flow method and determined that the entire $69,897,950 of goodwill should be impaired.

5. Related Party Transactions

During 2005 and 2006, the Company acquired certain assets through purchases made by the Bank on behalf of the Company. On a monthly basis, the Company remits payment to the Bank equal to the depreciation on these assets. As of December 31, 2006 and 2005, the net balances held in Fixed Assets and Due to Parent totaled $6,337,697 and $5,971,529.

6. Notes Payable

Notes payable as of December 31, 2006 and 2005 consisted of the following:

	2006	2005
Notes payable to local government entities	$100,000	$100,000

In August 2001, the Company entered into a Promissory Note (the “Note”) and Security Agreement with Buchanan County, Missouri for $100,000 for a period of five years. Under the Security Agreement, Buchanan County has a security interest in certain equipment owned by the Company. The full amount of the Note will be forgiven, along with the 10% per annum interest, as long as (i) the Company continuously occupies and operates its business in St. Joseph, Missouri (the “facility”), (ii) the Company constructs and operates additional office capacity at its facility, and (iii) prior to the fifth anniversary of the Note, the Company adds and maintains at least 240 full-time positions at its facility in addition to the 340 jobs existing at May 9, 2001. As of August 1, 2006 and December 31, 2005, the Company employed 585 and 570 employees at its facility in St. Joseph. On May 31, 2007, the Company received confirmation from Buchanan County of forgiveness of the loan effective March 31, 2007.

Systems & Services Technologies, Inc.

Notes to Consolidated Financial Statements—(Continued)

December 31, 2006 and 2005

7. Lease Commitments

The Company leases office, computing and telecommunication equipment under both operating and capital lease agreements expiring through 2007. Assets under capital leases that are included in property and equipment as of December 31, 2006 and 2005 are as follows:

	2006	2005
Communication equipment	$1,350,246	$1,704,685
Software	768,592	768,592

	2,118,838	2,473,277
Accumulated amortization	1,818,381	1,992,829

	$300,457	$480,448

In addition, the Company entered into a lease agreement on December 1, 2003, for its new facility in Joplin, Missouri. The lease runs through January 2012, with various options to renew the lease through 2042. The Company also has the option to cancel the lease at any time during its life. For accounting purposes, this agreement is being treated as an operating lease. The future minimum lease payments under lease agreements during each of the five years ending December 31, and in the aggregate are as follows:

	Capital Leases	Operating Leases
2007	$38,153	$392,103
2008	—	353,106
2009	—	316,097
2010	—	313,500
2011		313,500
2012 and thereafter	—	84,000

Total minimum lease payments	38,153	$1,772,306

Less amounts representing interest and sales tax	3,517

Present value of minimum lease payments	34,636
Less current portion	34,636

	$—

Rent expense for operating leases for the years ended December 31, 2006 and 2005 aggregated $563,247 and $643,327, respectively.

During 2004, the Company purchased certain furniture and equipment on behalf of the City of Joplin, MO, for use in the facility it is currently leasing. In conjunction with these purchases, the Company acquired industrial revenue bonds (“bonds”) from the City of Joplin, which are collateralized by the furniture and equipment. The maximum issuance value of the bonds is $8,500,000, of which $4,924,000 was acquired as part of this transaction. The furniture and equipment are classified in property and equipment as equipment under a capital lease with the City of Joplin for a period of 10 years. The bonds are recorded with other assets and have a maturity of ten years, with interest, principal amounts and payment dates that correspond to the Company’s equipment capital lease with the City of Joplin. With the acquisition of these bonds, in lieu of the equipment, the Company will receive annual tax abatements equal to the property tax that would have been levied on that equipment.

Systems & Services Technologies, Inc.

Notes to Consolidated Financial Statements—(Continued)

December 31, 2006 and 2005

All rental payments required by the capital lease agreement flow from the Company through a trustee, and the Company, in turn, receives payments on the bonds. Payments on these bonds is guaranteed by the Bank. The present value of the net minimum lease payments under this capital lease with the City of Joplin is recorded in capital lease obligations. The bonds require the Company to have 200 full-time employees at December 31, 2004; 350 full-time employees at December 31, 2005; and 500 full-time employees at December 31, 2006 and 2007. At December 31, 2005 and 2006, the Company had 190 and 183 employees at its Joplin facility.

Failure to meet the employment requirement of the bonds subjected the Company to a portion of the personal property taxes assessed on the assets acquired with the bond proceeds. As of December 31, 2005, the Company’s portion of the assessment calculated using the required and actual employment levels in conjunction with the average wage rate at the Joplin facility was $24,907. No assessment was made by the City of Joplin as a result of the Company’s failure to meet the employment requirement at December 31, 2006.

There were no assets under capital lease as of December 31, 2006.

The following table shows the future bond payments to be received and future minimum lease payment obligation under the capital lease with the City of Joplin as of December 31, 2006:

Lease Obligation
2007	$627,810
2008	607,219
2009	586,627
2010	566,036
2011	545,445
2012 and thereafter	1,975,867

Gross minimum lease payments	4,909,004
Less amounts representing interest	(880,277)

Present value of minimum lease payments	4,028,727
Less current portion	(447,636)

$3,581,091

8. State of Missouri Industrial Revenue Bonds

In addition to the City of Joplin bonds (see Note 7), the Company issued and acquired $1,036,000 in Chapter 100 bonds from the State of Missouri (“Missouri Build Bonds”). The bonds mature over a period of 15 years. The purpose of these bonds is to allow the Company to receive approximately $100,000 in state tax credits yearly, over the life of the bonds. Similar to the City of Joplin bonds, all payments flow from the Company through a trustee, and the Company receives payments on the bonds from the trustee. The current and long-term portions of the bonds are recorded on the balance sheet. The bonds require the Company to increase employment at its Joplin facility by 100 full-time jobs by December 31, 2006. Additionally, the Company is required to increase employment in its Joplin facility by 500 full-time jobs by December 31, 2007. No assessment was performed by the State of Missouri at December 31, 2006.

Systems & Services Technologies, Inc.

Notes to Consolidated Financial Statements—(Continued)

December 31, 2006 and 2005

The following table shows the future receivable and payment obligation under the bonds with the State of Missouri as of December 31, 2006:

Bond Payable
2007	$98,993
2008	99,020
2009	99,010
2010	98,960
2011	99,060
2012 and thereafter	789,747

Gross bond payments	1,284,790
Less amount representing interest	(347,890)
Net bond payments	936,900
Less current portion	52,800

$884,100

9. Income Taxes

The components of the Company’s provision for income taxes for the years ended December 31, 2006 and 2005 are as follows:

	2006	2005
Current income tax expense	$495,038	$632,923
Deferred income tax benefit	(2,661,824)	(1,702,125)

	$(2,166,786)	$(1,069,202)

The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pretax income as follows:

	Year Ended December 31,
	2006	2005
Federal tax at statutory rate	$(26,747,690)	$(3,951,900)
State tax, net	(223,199)	(70,277)
Goodwill impairment	24,464,283	—
Non-deductible expenses	9,070	2,952,975
Other	330,750	—

Provision for income taxes	$(2,166,786)	$(1,069,202)

Significant components of the Company’s deferred income taxes are as follows:

	2006	2005
Deferred income tax assets	$2,871,407	$2,841,422
Deferred income tax liabilities	(3,583,039)	(6,214,878)

Net deferred tax liabilities	$(711,632)	$(3,373,456)

Systems & Services Technologies, Inc.

Notes to Consolidated Financial Statements—(Continued)

December 31, 2006 and 2005

The principal types of temporary differences that give rise to deferred income taxes are purchase method of accounting for identifiable assets and the use of different amortization and depreciation methods for financial reporting and tax purposes.

10. Employee Benefit Plan

All employees are eligible to participate in the Bank’s 401(k) plan. During 2006 and 2005, the Company made matching contributions of $367,546 and $343,874 to the Bank’s 401(k) plan on behalf of its employees.

11. Contingencies

From time to time, the Company may be involved in legal proceedings relating to the conduct of its business. As necessary, the Company maintains reserves for litigation.

Management reviews litigation reserves periodically, and the reserves may be increased or decreased in the future to reflect further litigation developments. As of December 31, 2005, there was material litigation involving the Company; however, a settlement was reached during January 2006 and recorded as an expense and capital contribution during 2005 (Note 1). As of December 31, 2006, management believes that the Company’s legal reserves are adequate.